PNC BANK, N.A.                 908 205 4515 TEL
CORPORATE TRUST DEPARTMENT     908 205 4525 FAX
P.O. BOX 600
EDISON, NJ 08818
                       NOTICE OF REDEMPTION
                        TO THE HOLDERS OF
                     GREAT DANE HOLDINGS INC.
                 SUBORDINATED DISCOUNT DEBENTURES
                       DUE: JANUARY 1, 2006                              PNCBANK
                      CUSIP NO: 39031 PAB1*

Notice is hereby given that, pursuant to the provisions of the Indenture dated as of December 27, 1985 (the "Indenture") providing for the issuance of the Subordinated Discounted Debentures due January 1, 2006 (the "Debentures") of International Controls Corp. as succeeded by Great Dane Holdings Inc. (the "Company"), the Company has elected to redeem and will redeem on January 27, 1997 (the "Redemption Date") the entire principal amount outstanding of the Debentures at a redemption price equal to 100% of the principal amount thereof (the "Redemption Price") together with accrued but unpaid interest thereon to the Redemption Date.

To receive payment of the Redemption Price on or after the Redemption Date holders of the Debentures should present and surrender the Debentures, by mail or hand delivery, at the principal corporate trust office of Bankers Trust Company, as follows:

BY OVERNIGHT DELIVERY:              BY HAND:                            BY MAIL:
BT Services Tennessee, Inc.         Bankers Trust Company               BT Services Tennessee, Inc.
Corporate Trust and Agency Group    Corporate Trust and Agency Group    Securities Payment Unit
Securities Payment Unit  123        Washington Street                   P.O. Box 291207
648 Grassmere Park Road             1st Floor Window                    Nashville, TN  37229-1207
Nashville, TN 37211                 Attn: Bond Redemption
                                    New York, New York  10006

The debentureholders can call the Security Holder Relations Department at (800) 735-7777.

The method of delivery is at the risk of the debentureholder. If delivered by mail, certified or registered mail is recommended for the debentureholder's protection.

If payment for Debentures is to be made to other than the registered holder, the Debentures must be accompanied by appropriate instruments of transfer by the registered holder or his duly authorized agent or legal representative.

On the Redemption Date the Redemption Price will become due and payable together with accrued interest to the Redemption Date and interest on the Debentures will cease to accrue.

THE NOTICE OF REDEMPTION IS NOT, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, AN OFFER TO SELL, OR AS A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OF THE COMPANY.

Date: December 27, 1996                         PNC BANK, N.A., AS TRUSTEE FOR
                                                FOR GREAT DANE HOLDINGS INC.


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Under the provisions of Section 3406(a) of the Internal Revenue Code, as
amended, paying agents making payments of interest or principal may be obligated to withhold a 31% tax from remittance to individuals who have failed to furnish the Paying Agent with a certified and valid Taxpayer Identification Number on a fully completed Form W-9. Holders of the above-described securities who wish to avoid the application of these provisions should submit certified Taxpayer Identification Numbers of I.R.S. Form W-9 when presenting their securities for redemption or for payment at maturity.

      *No representation is made as to the correctness of the Cusip number either as printed on the Bonds or as contained here.